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                                                                     EXHIBIT 4.2

                             THERAPEUTIC ANTIBODIES INC.

                             NOTE PURCHASE AGREEMENT

                                   DATED AS OF:




To each of the Purchasers executing
a counterpart of this Agreement


Dear Investor:

Therapeutic Antibodies Inc., a Delaware corporation (the "Company"), hereby agrees with you as set forth below:

     1. Description of Notes. The Board of Directors of the Company (the "Board") has authorized the issuance and sale of up to $5,000,000 aggregate principal amount of the Company's 15% Subordinated Promissory Notes due May 1, 1997 (the "Notes"), to certain persons who are Accredited Investors as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

     2. Purchase and Sale of Securities. (a) The Company has entered or will enter into purchase agreements (the "Other Agreements") identical to this Agreement with certain other purchasers (such other purchasers, together with you, being called collectively herein "Purchasers" and each individual purchaser being called herein the "Purchaser"). This Agreement together with the Other Agreements provides for the sale by the Company of Notes for an aggregate purchase price of up to $5,000,000.

     (b) The Company will sell to each Purchaser and each Purchaser, severally, will purchase from the Company, in both cases subject to the terms and conditions set forth herein and in reliance on the representations, warranties and covenants of the Company and the Purchasers contained herein, the principal amount of Notes set forth opposite the name of the Purchaser on the signature page of this Agreement (the "Purchase Price"). The investment unit by each Purchaser of Notes shall be $250,000 in the United States or L.125,000 in the United Kingdom (a "Unit"). The Company, in its sole discretion, may authorize the sale of Notes to individual investors in lesser principal amounts.


     3. Subscription, Payment and Issuance of Notes.

        3.1 Subscription. Two copies of this Agreement executed by the Purchaser shall be returned by the Purchaser to G. Thomas Curtis, Vice President, Finance at the offices of the Company at Suite 310, 1500 21st Avenue, South, Nashville, Tennessee 37212. The Agreements shall be accompanied by certified or official bank check or checks payable to the order of Therapeutic Antibodies Inc. in the amount set forth opposite the name of the Purchaser at the end of this Agreement.

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        3.2     Issuance of the Notes.  Within fifteen (15) business days of acceptance by the Company of the Purchaser's subscription and receipt of the purchase price for the Notes, the Company will deliver to each Purchaser a fully executed copy of this Agreement and a Note, substantially in the form attached hereto as Exhibit A, in the aggregate principal amount subscribed for by such Purchaser, payable to the order of such name or names as such Purchaser or authorized representative shall have specified on the last page of this Agreement.


     4. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that:

        4.1 Certificate of Incorporation; Bylaws. The Company has made available to the Purchasers or their authorized representatives a complete and correct copy of its Certificate of Incorporation, as amended, and Bylaws.

        4.2 Capital Stock. As of December 31, 1995, the Company's authorized capital stock consists of (i) 30,000,000 shares of Common Stock, par value $.001 per share, of which (A) 16,556,603 shares are validly issued and outstanding, fully paid and non-assessable; (B) up to 360,000 shares have been reserved for issuance to Purchasers upon the exercise of warrants at $8.00 per share(C) 2,303,135 shares have been reserved for issuance upon the exercise of warrants previously granted to investors, consultants, officers, directors, key employees and advisors of the Company; and (D) 1,108,626 shares have been reserved for issuance upon the exercise of options available for grant under the Company's 1990 Stock Incentive Plan; and (ii) 500,000 shares of Preferred Stock, par value $10.00 per share, with rights and preferences to be fixed by the Board, none of which shares have been issued. No stockholder of the Company has any preemptive rights with respect to the issuance of the Notes or the Warrants pursuant hereto.

        4.3 Issuance of Notes. Upon receipt of the Purchase Price, the Notes will be issued free and clear of all pledges, liens, encumbrances and restrictions other than those contained or specified in this Agreement.

        4.4 Authority. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the issuance of the Notes have been duly authorized by all necessary corporate action properly taken and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.5 Litigation. To the best of the Company's knowledge there is no litigation or proceeding pending or threatened against the Company at law or in equity before any court or other governmental agency that could have a material adverse effect on the Company's business or properties.

        4.6 Corporate Status. The Company is duly organized, validly existing and in good standing in the corporate form and is in material compliance with all requirements of United States law and all requirements of all United States governmental bodies or agencies having jurisdiction over the Company, governing the conduct of its business, the use of its properties and assets, and all premises occupied by it in the United States. The Company has all required licenses, permits, certificates, and authorizations



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needed for the conduct of business and use of its properties and premises occupied by it and the Company is duly qualified or licensed as a foreign corporation in good standing in the State of Tennessee and each other jurisdiction in the United States wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

        4.7 Financial Statements. The audited consolidated financial statements of the Company for the years ending December 31, 1995, 1994, and 1993 and for the period from inception through December 31, 1995 (the "Financial Statements"), true and complete copies of which are enclosed in Part II of the attached Annual Report on Form 10-K for the Year Ended December 31, 1995 (the "Form 10-K"), fairly present the financial and business condition of the Company as of the dates thereof and the results of the operations of the Company for the periods covered by such statements; such Financial Statements are in accordance with the books and records of the Company, have been prepared in accordance with the requirements of all relevant statutes and on the basis of generally accepted accounting principles consistently applied; and there has not occurred a material change in the financial condition of the Company between the date of the latest Financial Statements and the date of this Agreement. To the best of the Company's knowledge these statements have been prepared in accordance with the requirements of all relevant statutes and on the basis of generally accepted accounting principles consistently applied.

        4.8 Outstanding Securities. Except for options granted to employees under the Company's 1990 Stock Incentive Plan and employee stock purchases in the ordinary course of business since December 31, 1995, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements or arrangements of any character or nature whatsoever, except as otherwise disclosed in the Form 10-K or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company.


        5. Covenants of the Company. The Company hereby covenants and agrees with each Purchaser as follows:

                5.1 Delivery of Information. Upon the completion of the sale of Notes under this Agreement, the Company will deliver to each Purchaser, upon request, copies of all annual, quarterly and other reports filed by the Company from time to time with the Securities and Exchange Commission (the "Commission"), all in reasonable detail and all certified by the Company's financial controller.

                5.2 Real Property Holding Corporation. The Company will provide each of the Purchasers which is not a citizen of the United States (or its agent) with an affidavit, sworn to by a corporate officer, stating whether or not the Company is, as of the date of such affidavit, or has been during the shorter of (x) the period from the date of this Agreement to the date of such affidavit, or (y) the five year period ending on and including the date of such affidavit, a United States real property holding corporation ("USRPHC") as defined in Section 897(c)(a) of the Internal Revenue Code of 1986 in the following circumstances:

                (a) Within 90 days following the end of each fiscal year of the Company; and

                (b) Within 30 days following the request of a Non-U.S. Purchaser that the Company furnish such Purchaser with such affidavit, provided that such Purchaser shall reimburse the Company for all expenses connected with the furnishing of such affidavit.



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If the Company is required to provide an affidavit to a Non-U.S. Purchaser in any of the circumstances described in Section 5.2(a) or (b), the Company shall also, at the request of any Purchaser receiving such affidavit, provide to the Internal Revenue Service within 30 days after mailing the affidavit to the Non-U.S. Purchaser, a notice pursuant to the requirements of Treasury Regulation Section 1.897(h)(2) and a statement of whether the Company is then or has been during the specified period a USRPHC. The notice shall be mailed to the following address (or the address then currently prescribed by regulation for the submission of such notice):

     Assistant Commissioner (International)
     Director, Office of Compliance
     Internal Revenue Service
     P.O.: 1:C:E:666
     1325 K Street, N.W.
     Washington, D.C.  20225 U.S.A.

The Company shall include a supplemental statement in the mailing to the Internal Revenue Service under any of the circumstances described in Treasury Regulation Section 1.897-2(h)(5).

        5.3 Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes received by it for continued research and development, including clinical trials, expansion of production facilities, for working capital purposes and/or for debt repayment.


     6. Representations, Warranties and Covenants of Purchasers. Each Purchaser hereby severally represents and warrants to, and covenants and agrees with, the Company as follows:

        6.1     Accredited and Sophisticated Investor.

        (a) The Purchaser currently meets the requirements of at least one of the following categories:

                (i) A Bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under
        Section 3.01(c) or (d) of the Small Business Investment Act of 1958; a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such Plan has total assets in excess of $5,000,000; an Employee Benefit Plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the Employee Benefit Plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                (ii)    A private business development company as defined in
        Section 202(a)(22) of the Investment Advisers Act of 1940;



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              (iii) An organization described in Section 501(c)(3) of the
         Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000;

              (iv) An executive officer or director of the Company;

              (v) A natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000;

              (vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same level of income in the current year;

              (vii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

              (viii) An entity in which all of the equity owners are accredited investors as defined in (i) through (vii) above.

                (b) The Purchaser is a person, either alone or with his representative, that has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Notes, is able to bear the economic risk of the investment, and can afford the complete loss of the investment.

                6.2 Purchase for Investment. The Purchaser represents that he is purchasing the Notes for his own account for investment and not as agent or nominee, except as disclosed in writing to the Company, with no present intention of dividing his participation with others or reselling any such Notes, and not with a view to the resale or distribution in whole or in part thereof in violation of the Securities Act. Nothing herein contained, however, shall prevent a Purchaser from requesting the Company to register the Notes so issued in the name of either the Purchaser's nominee, the Purchaser's immediate family members, or an "affiliate" of the Purchaser, as such term is defined in the Exchange Act or in regulations promulgated thereunder. If a Purchaser submits such a request, the Company will not withhold its consent unreasonably. The Purchaser acknowledges that appropriate stop transfer instructions will be entered in the transfer records of the Company. The Purchaser recognizes that, in view of the matters set forth in this Section 6.2, he must bear the economic risk of the investment represented by his purchase of the Notes for an indefinite period.

                6.3 Suitability of Investments. The Purchaser has carefully considered and has, to the extent he believes such discussion necessary, discussed with his professional legal, tax and financial advisers the suitability of his acquisition of the Notes for his particular tax and financial situation.

                6.4 Authority. If the Purchaser is an individual, he is over the age of majority and has the capacity to enter into contracts under the laws of the applicable jurisdiction; if the Purchaser is an association or partnership, all of its members have such capacity; and if the Purchaser is a corporation or trust, it has the requisite power, is authorized or otherwise duly qualified, and has taken all necessary corporate action, to acquire and pay for the Notes.




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                6.5     Access to Information.  The Purchaser represents that
he has received and read copies of the Form 10-K and the Company's Proxy Statement with respect to the Annual Meeting of Shareholders on April 25, 1996 (the "Proxy"), that he has had access during the course of the transaction and prior to his purchase of the Notes to such information relating to the Company as he has desired, that he has had the opportunity to ask questions of and receive answers from the Company and its representatives concerning the terms and conditions of the sale of the Notes and to obtain such additional information about the business and financial condition of the Company as the Purchaser or his representative has requested (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense), necessary to verify the accuracy of the information contained in the Form 10-K and the Proxy.

                6.6 Restrictions on Transfer of the Notes. The Purchaser understands (i) that the Notes have not been registered under the Securities
Act and, unless required by a particular state's securities law, they have not been registered or qualified under any applicable state securities laws; and
(ii) that the Notes may be required to be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser also understands that Rule 144 (or any successor rule) promulgated under the Securities Act, which provides for certain limited routine sales of unregistered securities, is not available with respect to the Notes, that the Company has not covenanted to satisfy the conditions for resale pursuant to Rule 144 (or any successor rule), and that compliance with an available exemption under applicable securities laws may be required for a sale or other disposition of the Notes.

                6.7 Legends. The Purchaser is aware that the Notes shall bear a legend, in addition to any legend required by any particular state's securities laws, or include language substantially as follows:

           THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THIS NOTE MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATES SECURITIES LAWS.

Appropriate stop transfer instructions will be entered in the transfer records of the Company.

                6.8 Right to Rely; Indemnification. The Purchaser understands and intends that the Company and its management will rely upon the Purchaser's representations made in this Agreement and in the Purchaser Information Questionnaire attached hereto, and they are entitled to rely upon each and all of the same without further inquiry. The Purchaser covenants and agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents, from and against any and all liability, loss, cost or expense, including reasonable attorneys' fees, arising from or incurred in connection with any misrepresentation or omission of the Purchaser contained herein or in the Purchaser Information Questionnaire. The indemnification provided hereby includes indemnification for the loss of any exemption from registration of the Notes under federal or state securities laws which is based on the Purchaser's representations concerning his status as an Accredited Investor or his investment intent.




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                6.9     Periodic Confirmation of Outstanding Balance of Notes.
From time to time, Purchasers may receive from the Company or the Company's financial advisors a non-binding request for confirmation of the outstanding principal balance on Purchaser's Notes. Purchaser hereby agrees to complete, sign and date such confirmation and to promptly return it in accordance with the instructions contained therein.

                6.10 Survival of Covenants. The covenants of the Purchaser contained herein shall survive the execution and delivery of this Agreement and the Other Agreements and the purchase of the Notes.


                7.      Description of the Notes.

                7.1 General. The Notes will be the unsecured subordinated obligations of the Company, will mature in twelve months on May 1, 1997 ("the Maturity Date"), and will be limited to $5,000,000 aggregate principal amount. The Notes will bear interest at the rate of 15% per annum from the date of issuance, payable quarterly on August 1 and November 1, 1996, February 1 and on May 1, 1997, to the person in whose name such Note is registered in the transfer records of the Company at the close of business on the July 15, October 15, January 15 and April 15 preceding each respective payment date.

                7.2 Warrant. Each Unit of the Notes shall be accompanied by a stock purchase warrant to purchase up to 18,000 shares of the Company's Common Stock (the "Warrants") at an exercise price of $8.00 per share of Common Stock (the "Exercise Price"). The Warrants shall expire on May 1, 1999.

     Holders desiring to exercise their Warrants shall present their Warrants at the principal office of the Company as set forth in Section 7.6 hereof. Promptly upon receipt of such Warrants, the Company shall record such exercise on the Company's transfer records and, within fifteen (15) business days of the receipt of such Warrants, shall cause to be issued in the name of the holder set forth in the Company's records one or more certificates evidencing the number of shares of the Company's Common Stock that the holder of such Warrants has requested for exercise at the Exercise Price. In the event a holder desires to exercise less than all of his or her Warrants, the Company shall deliver to such holder, in addition to certificates representing shares of Common Stock, a replacement Warrant evidencing the balance of such holder's Warrants not tendered for exercise. The Warrants and certificate evidencing any shares of Common Stock issued upon exercise of the Warrants shall bear a restrictive legend substantially in the form set forth in Section 6.7 hereof.

                7.3 Redemption of Notes. At any time prior to maturity, the Company may, at its option, redeem the Notes, in whole or in part, upon not less than thirty (30) days prior notice mailed to each holder of Notes to be redeemed at the holder's address appearing in the Company's transfer records, at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued interest to the redemption date (the "Redemption Price").

     Upon receipt by the holder of a Note of the written notice of the Company's intent to redeem his or her Note in accordance with this Section 7.3, the holder, within the time specified in such notice, shall tender said Note to the Company at its principal offices as set forth in Section 7.6 hereof. Upon presentment of the Note, the Company shall tender to such holder cash in an amount equal to the Redemption Price for the Note so redeemed. In the event the Company elects to redeem less than all of the principal amount of a Note held by a holder, the Company shall issue to such holder a replacement Note evidencing the balance of the principal amount of such holder's Note not called for redemption.



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                7.4     Subordination.  The Notes will be subordinated and
subject to the extent and in the manner set forth herein, in right of payment to the prior payment in full of all Senior Indebtedness of the Company. "Senior Indebtedness" is defined as any indebtedness of, or guarantees by, the Company for money borrowed, or any indebtedness incurred in connection with an acquisition or with a merger or consolidation, (a) outstanding on the date of this Agreement (except as provided below), (b) any renewal, extension, modification or refunding thereof or (c) hereafter created and for which the Company has granted a security interest in property or assets of the Company, for the payment of which the Company (which term includes the Company's subsidiaries) is at the time of determination responsible or liable as obligor, guarantor or otherwise, other than indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Company or that such indebtedness is subordinate to or equally subordinate with the Notes; provided, however, that the Notes shall rank pari passu with the Company's 6% Convertible Notes due October 1, 2000. Notwithstanding any other provision of this Agreement, nothing contained herein shall limit the amount of Senior Indebtedness which the Company may incur, nor prohibit the Company from creating liens on its property for any purpose.

     The terms of the Senior Indebtedness may prohibit the payment on account of principal or interest on the Notes if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing. Upon any acceleration of the principal due on the Notes or any payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, the terms of the Senior Indebtedness may provide that all principal of and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the Notes are entitled to receive or retain any payment (of stock or subordinated indebtedness provided by a plan of reorganization or adjustment).

                7.5 Events of Default. (a) The following shall constitute an event of default under the Notes (each an "Event of Default"):

                (i) default in the payment of any interest installment on the Notes when due, which default is not cured within fifteen (15) days of the scheduled Interest Payment Date;

                (ii) default in payment of principal due on the Notes, which default is not cured within fifteen (15) days of the scheduled Payment Date;

                (iii) default in the performance by the Company of any other covenant in this Agreement for thirty (30) days after receipt of written notice to the Company by the holders of 25% in principal amount of the outstanding Notes;

                (iv) default by the Company under any mortgage, indenture, loan agreement or other debt instrument of the Company (other than this Agreement or the Notes) under which the outstanding amount of indebtedness is not less than $100,000 and which results in acceleration of such indebtedness if such acceleration is not rescinded or annulled within thirty (30) days after receipt of written notice to the Company from holders of not less than 25% in aggregate principal amount of Notes then outstanding; or

                (v) an admission by the Company of its inability to pay its debts as they become due, the filing of a voluntary petition in bankruptcy, the adjudication of the Company as a


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

           bankrupt or insolvent, the filing of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing of any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, the appointment of any custodian, trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company.

                (b) If an Event of Default shall occur and be continuing, the holder of any Note outstanding at the time of the occurrence of such Event of Default may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or at law. In case of a default in the payment of any principal of or interest on any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of any Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                7.6 Payments, Presentment. Principal of and interest on the Notes will be payable and Warrants may be presented for exercise, redemption or transfer at the principal offices of the Company located at 1500 21st Avenue South, Nashville, Tennessee 37212. In addition, payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the records of the Company.


                8. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, (a) if to the Purchaser, at his address as set forth at the end of this Agreement, marked for attention as there indicated, or at such other address as may have been furnished to the Company by him/her in writing, or (b) if to the Company, at Suite 310, 1500 21st Avenue, South, Nashville, Tennessee 37212, or at such other address as may have been furnished to the Purchaser in writing by the Company, with a copy to Waller Lansden Dortch & Davis, Nashville City Center, 511 Union Street, Suite 2100, Nashville, Tennessee 37219-1760, Attention:
William F. Carpenter III.  Notices shall be effective upon receipt.

                9.      Miscellaneous.

                9.1 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

                9.2 Binding Effect. All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the respective personal representatives, successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other.



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                9.3     Gender.  Whenever herein the masculine gender is used,
it shall be deemed to include the feminine and the neuter.

                9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                9.5 Integration: Amendments and Waiver. This Agreement embodies the entire agreement and understanding between the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and the Purchaser.

                9.6 Severability. Should any one or more of the provision of this Agreement or any agreement entered into pursuant hereto be determined to be illegal or unenforceable, all other provisions of this Agreement and such other agreements shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

If you are in agreement with the foregoing, please sign two (2) copies of the form of this Agreement and return the same to the Company.


                                             Very truly yours,

                                             THERAPEUTIC ANTIBODIES INC.


                                             By:
                                                 -----------------------------
                                             Title:
                                                    --------------------------

Accepted and Agreed:

Purchaser's name:

                                             Aggregate Principal Amount of Notes
- ------------------------------------------   to be Purchased:
(To be completed by Purchaser)               ---------------


By:                                          $
    ---------------------------------------   -------------------------
      (Signature)                             (Units of $250,000)




Name(s) in which Notes are to be registered:


- ----------------------------------------------

- ----------------------------------------------

- ----------------------------------------------
     Address


- ----------------------------------------------
Social Security or Taxpayer Identification
Number of Registered Holder(s)

PLEASE SIGN AND RETURN

                                          Purchaser's Last Name:
                                                                 ---------------


                          THERAPEUTIC ANTIBODIES INC.
                      PURCHASER INFORMATION QUESTIONNAIRE

     The purpose of this Questionnaire is to assist Therapeutic Antibodies Inc. (the "Company") in determining that its offering of up to $5,000,000 principal amount of the Company's 15% Subordinated Promissory Notes due May 1, 1997 (the "Notes") is exempt from registration under applicable federal and state securities laws. All information provided herein will be treated in confidence, except that this Questionnaire may be presented to such parties as are deemed appropriate or necessary to establish the availability of exemptions from registration under federal and state securities laws. By his signature below, each person or entity who purchases any of the Notes (each a "Purchaser") represents that (i) the information contained herein is complete and accurate and may be relied upon by the Company, and (ii) the Purchaser will notify the Company immediately of any material change in any of such information occurring prior to the purchase of any Notes by the undersigned. The Purchaser agrees to indemnify and hold the Company, its officers, directors, employees and agents, harmless from any loss or expense incurred by them by reason of the Company's reliance hereupon.


A. The undersigned is an individual or entity described below (please check applicable descriptions):

      ( ) A natural person whose individual net worth or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000.

      ( ) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. ["Income" may include amounts normally excluded from "adjusted gross income" such as long-term capital gain deductions, depletion deductions, interest exclusions and losses allocable to a limited partner. However, "income" is not necessarily synonymous with "revenue"; for example, a self-employed person should deduct operating expenses to give an accurate indication of income.]

      ( ) A corporation, partnership or revocable trust in which all of the equity owners meet one of the criteria above. [If this description is checked, each owner of the partnership or corporation and each grantor of the revocable trust must complete this Section A and sign and date the Questionnaire.]

      ( )     Other accredited entity.  [Please describe.  See Section
              6.1 of the Securities Purchase Agreement.]

B. If a corporation or partnership, was the Purchaser formed for the specific purpose of making this investment:
           YES       NO
     -----      -----

C. The undersigned has previously purchased securities which were sold in reliance on a private placement exemption from registration under the Securities Act of 1933, as amended:

           YES       NO
     -----      -----

D.
   --------------
   (Initial here)       The undersigned has carefully reviewed the risks of, and
                        other considerations relating to, an investment in the Company. The undersigned has been furnished any materials, and had the opportunity to have answered any questions, relating to the business and financial condition of the Company, and the Company has given complete and satisfactory answers to all inquiries that the undersigned has put to it concerning the matters mentioned above.

                        The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the securities of the Company and of protecting the undersigned's own interests in connection with this transaction; the undersigned is able to bear the economic risks of the investment and to afford the complete loss of the investment. The undersigned does not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks.

                        FOR EXECUTION BY INDIVIDUAL PURCHASERS

- ------------------------------                                  ----------------------------------------
Signature(s) of Prospective                                     Please Print Name
Purchaser(s)

                                                                ----------------------------------------

                                                                ----------------------------------------
                                                                Address


- ------------------------------                                  ----------------------------------------
Signature(s) of Prospective                                     Please Print Name
Purchaser(s)

                                                                ----------------------------------------

                                                                ----------------------------------------
                                                                Address



Executed on this     day of             , 1996.
                 ---        ------------


FOR EXECUTION BY CORPORATE, PARTNERSHIP OR REVOCABLE TRUST
PURCHASER


            -------------------------------------------------------
            Name of Corporation, Partnership or Trust (please print)


            -------------------------------------------------------

            -------------------------------------------------------
            Principal Address of Corporation, Partnership or Trust


      The names of all of the owners of an equity * interest in the undersigned (that is, all shareholders of a corporation, partners of a partnership and the grantor of a revocable trust, but not the beneficiaries of a true trust) and their respective interests are as follows:


                -----------------------------------

                -----------------------------------

                -----------------------------------

                -----------------------------------




      * EACH EQUITY OWNER AND GRANTOR LISTED ABOVE MUST ALSO COMPLETE SECTION A OF THIS QUESTIONNAIRE AND SIGN A SIGNATURE PAGE HEREOF.


      By:
          ---------------------------------------
      Title:
            -------------------------------------

      Executed on this        day of             , 1996.
                       -----         ------------